UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2023

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 18, 2023, May 18, 2023 and August 23, 2023, Staffing 360 Solutions, Inc. (the “Company”) received notification letters from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), its Form 10-Q for the period ended April 1, 2023 (the “Q1 Form 10-Q”) and its Form 10-Q for the period ended June 30, 2023 (the “Q2 Form 10-Q”).

Pursuant to the Staff’s notification letter dated July 5, 2023 (“Exception Notice”), the Staff had granted the Company an exception until October 16, 2023, to file its delinquent Q1 Form 10-Q. Pursuant to the Exception Notice, any additional Staff exception to allow the Company to regain compliance with all delinquent filings, including the Q1 Form 10-Q and Q2 Form 10-Q, is limited to a maximum of 180 calendar days from the due date of the Form 10-K, or October 16, 2023. On May 19, 2023, the Company filed the Form 10-K. On October 16, 2023, the Company filed the Q1 Form 10-Q and on October 18, 2023, the Staff notified the Company that it had regained compliance with the Listing Rule with respect to the Q1 Form 10-Q.

On October 18, 2023, the Company received a notice from the Staff notifying the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Listing Rule as a result of its failure to file the Q2 Form 10-Q in a timely manner (the “Staff Determination”). Unless the Company requests an appeal of the Staff Determination pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of the Company’s common stock will be suspended from Nasdaq at the opening of business on October 27, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s shares of common stock.

Accordingly, the Company intends to timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). The hearing request will automatically stay any trading suspension or delisting action for an additional 15 calendar days following the date of the request; however, Nasdaq has a procedure to request an extension of the stay through the hearing date and the expiration of any extension period granted by the Panel following the hearing. In connection with the hearing request, the Company will request that the stay be extended through the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel may grant an additional extension period. However, there can be no assurance that the Panel will grant the Company an additional extension, or that the Panel will grant the Company’s request for an extended stay, or that the Company will be able to regain compliance by the end of any additional extension period.

Item 8.01 Other Events.

On October 24, 2023, the Company issued a press release announcing its receipt of the Staff Determination. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Staffing 360 Solutions, Inc., dated October 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Staffing 360 Solutions, Inc.

	By:	/s/ Brendan Flood
	Name:	Brendan Flood
Date: October 24, 2023	Title:	Chairman and Chief Executive Officer